ENERGY
                             INCOME AND GROWTH FUND

                                    AMEX: FEN

FREQUENTLY ASKED QUESTIONS, NOVEMBER 2007

ENERGY INCOME PARTNERS
SUB-ADVISER TO THE FUND

Q: WHO IS ENERGY INCOME PARTNERS?

Energy Income Partners, LLC ("EIP"), the new sub-adviser to Energy Income and Growth Fund ("FEN"), located at 49 Riverside Avenue, Westport, Connecticut 06880, is a Delaware limited liability company and an SEC-registered investment adviser, founded in October 2003 by James J. Murchie to provide professional asset management services in the area of energy related master limited partnerships ("MLPs") and other high payout securities in the energy sector. In addition to serving as sub-adviser to FEN, EIP serves as the investment manager to three unregistered investment companies and one private registered investment company for high net worth individuals and institutions. EIP mainly focuses on portfolio companies that operate infrastructure assets such as pipelines, storage and terminals that receive fee-based or regulated income from their customers.

EIP currently has a staff of seven persons and managed or supervised approximately $725 million in client assets as of September 30, 2007. EIP is a member of the Ospraie Wingspan platform which is comprised of a group of independent fund managers in the basic industries and commodities sectors. Ospraie Management, LLC ("Ospraie Management") is the investment manager of Ospraie Wingspan and other investment funds advised by Ospraie Management with approximately $7 billion in assets under management. The relationship with Ospraie Wingspan enhances EIP's access to industry and company investment research. Lehman Brothers owns a 20% interest in Ospraie Management.

Q: WHO ARE THE PRINCIPALS OF EIP?

JAMES J. MURCHIE. Mr. Murchie is the Founder, Chief Executive Officer, co-portfolio manager and a Principal of EIP. After founding EIP in October 2003, Mr. Murchie and the EIP investment team joined Pequot Capital Management Inc. ("Pequot Capital") in December 2004. In August 2006, Mr. Murchie and the EIP investment team left Pequot Capital and re-established EIP. Prior to founding EIP, Mr. Murchie was a Portfolio Manager at Lawhill Capital Partners, LLC ("Lawhill Capital"), a long/short equity hedge fund investing in commodities and equities in the energy and basic industry sectors. Before Lawhill Capital, Mr. Murchie was a Managing Director at Tiger Management, LLC, where his primary responsibility was managing a portfolio of investments in commodities and related equities. Mr. Murchie was also a Principal at Sanford C. Bernstein. He began his career at British Petroleum, PLC. Mr. Murchie holds a BA from Rice University and an MA from Harvard University.

EVA PAO. Ms. Pao is a co-portfolio manager and Principal of EIP. She joined EIP in 2003 after graduating from Harvard Business School, serving as Managing Director of EIP until the EIP investment team joined Pequot Capital. Ms. Pao then served as Vice President of Pequot Capital from December 2004 through July 2006. Prior to Harvard Business School, Ms. Pao was a Manager at Enron Corp. where she managed a portfolio of Canadian oil and gas equities for Enron's internal hedge fund that specialized in energy-related equities and managed a natural gas trading book. Ms. Pao holds a BA from Rice University and an MBA from Harvard University.


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LINDA LONGVILLE. Ms. Longville is the Research Director and a Principal of EIP.
Ms. Longville has been with EIP since its inception in 2003, including the time the EIP investment team spent at Pequot Capital between December 2004 and July 2006. From April 2001 through September 2003, she was a research analyst for Lawhill Capital. Prior to Lawhill Capital, Ms. Longville held positions in finance and business development at British Petroleum, PLC and Advanced Satellite Communications, Inc. She has a BAS from Miami University (Ohio) and an MA from Case Western Reserve University.

SAUL BALLESTEROS. Mr. Ballesteros is the Head of Trading and a Principal of EIP. Mr. Ballesteros joined EIP in 2006 after six years as a proprietary trader at FPL Group and Mirant Corp. From 1994 through 1999, he was with Enron's internal hedge fund in various positions of increased responsibility, and, from 1991 through 1994, Mr. Ballesteros was a manager of financial planning at IBM. Mr. Ballesteros holds a BS from Duke University and an MBA from Northwestern University.

Q: WHAT IS EIP'S INVESTMENT PHILOSOPHY?

In describing its investment philosophy, EIP believes that, because the energy industry is capital intensive, mature and has low rates of overall growth, financial success for companies operating in this industry requires a strict capital spending discipline. Capital spending discipline results from prudent management or a policy to pay out most available free cash flow to investors. EIP notes that issuers in the energy industry that pay out all or most of their available free cash flow in the form of monthly or quarterly distributions or dividends, such as energy-related MLPs, income trusts, royalty trusts and corporations with similar dividend payout policies, have a built-in capital spending discipline. In EIP's view, energy companies with built-in capital spending discipline and an attractive yield provide a good investment universe from which to construct a portfolio.

However, EIP will not overlook growth opportunities. Energy-related MLPs have numerous growth opportunities today following many years of under-investment in U.S. energy infrastructure. Financing this growth, however, requires that energy-related MLPs raise equity and debt to pay for these expansions. This process allows investors to evaluate the projects prior to purchasing these new securities, providing an additional layer of scrutiny on company management's capital spending plans.

While a high-payout ratio enhances capital discipline, it is a policy that normally fits best with non-cyclical cash flows. Knowing that investors are generally adverse to dividend cuts, EIP looks for securities of companies that either have non-cyclical cash flows, have a cushion between cash flow and dividends and cash distributions or whose cyclical cash flows are mostly hedged. This leads to a heavy focus on energy infrastructure which usually has tariffs that are not linked to the commodity cycle.

Recently, there have been a significant number of new MLP IPOs that are increasingly based on cyclical businesses such as oil and gas production and shipping. Despite this, EIP will attempt to limit the commodity exposure of the Fund's portfolio and will seek investments in stable energy infrastructure which derives most of its income from fee-based assets.

Q: WILL EIP INVEST FEN'S PORTFOLIO IN PRIVATE OR RESTRICTED SECURITIES?

Yes. FEN is already invested in both private equity as well as private investments in public equity (commonly known as "PIPEs"). PIPEs are equity securities of publicly-traded companies, like MLPs, but are restricted in terms of when the investor can sell the investment. The advantage of PIPEs is that they can often be purchased for a discount. EIP will evaluate each opportunity for risk and return but will not participate in PIPE transactions that do not fit the Fund's investment objective.


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Q: ENERGY-RELATED MLPS HAVE SOLD-OFF RECENTLY. WHAT HAS CHANGED?

From a fundamental perspective, EIP believes that very little, if anything, has changed in the industries in which energy-related MLPs are involved. EIP believes that current market conditions represent more of a short-term volatility concern than a long-term fundamental concern. The yields on the average energy-related MLP are generally in excess of 6% while the year-over-year average growth in per-share cash distributions is about 10%. EIP believes these are attractive return characteristics relative to risk.

Q: ENERGY-RELATED MLPS HAVE PERFORMED STRONGLY OVER THE LAST FEW YEARS. WILL THE
   OPPORTUNITY CONTINUE?

Over the last four years, the yield on energy-related MLPs has declined, reflecting a modest increase in valuation. The majority of the return to investors over that time has generally come from fundamental reasons - actual cash distributions and growth in per-share cash distributions. In fact, the year-over-year average growth in per-share cash distributions of over 10% for energy-related MLPs is currently higher than the longer-term average growth of about 6-7%. In EIP's view, this growth has been and will continue to be driven by gains from higher volumes and built-in inflation escalators, highly attractive organic reinvestment opportunities and accretive acquisitions. Further, while institutional investors have begun to notice the MLP asset class, EIP believes we are still in the early stages of the growth of institutional ownership of MLPs.

THE BOARD OF TRUSTEES OF FEN HAS CALLED A SPECIAL MEETING OF SHAREHOLDERS ("MEETING") TO BE HELD ON JANUARY 8, 2008. AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE TWO PROPOSALS: (1) A NEW INVESTMENT SUB-ADVISORY AGREEMENT AMONG THE FUND, FIRST TRUST ADVISORS L.P., AS INVESTMENT ADVISER, AND ENERGY INCOME PARTNERS, LLC, AS INVESTMENT SUB-ADVISER; AND (2) TO AUTHORIZE THE FUND TO ISSUE AND SELL ITS COMMON SHARES AT A NET PRICE BELOW THEN CURRENT NET ASSET VALUE, SUBJECT TO CERTAIN CONDITIONS. A PROXY STATEMENT THAT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSALS HAS BEEN FURNISHED TO SHAREHOLDERS. SHAREHOLDERS SHOULD READ THE PROXY STATEMENT. SHAREHOLDERS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND OTHER INFORMATION REGARDING THE FUND, FREE OF CHARGE, DIRECTLY FROM THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV. THE PROXY
STATEMENT WILL ALSO BE AVAILABLE, FREE OF CHARGE, FROM THE FUND'S WEBSITE AT WWW.FTPORTFOLIOS.COM OR BY CALLING (800) 988-5891. A DESCRIPTION OF THE TRUSTEES' INTERESTS IN THE FUND CAN BE VIEWED ON THE FUND'S WEBSITE AT WWW.FTPORTFOLIOS.COM.

PAST PERFORMANCE IS NO ASSURANCE OF FUTURE RESULTS. INVESTMENT RETURN AND MARKET VALUE OF AN INVESTMENT IN THE FUND WILL FLUCTUATE. SHARES, WHEN SOLD, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

PRINCIPAL RISK FACTORS: NO OPERATING HISTORY, INVESTMENT AND MARKET RISK, ENERGY SECTOR RISK, REGULATORY RISK, INTEREST RATE RISK, CASH FLOW RISK, TAX RISK, TAX LAW CHANGE RISK, DEFERRED TAX RISK, EQUITY SECURITIES RISK, LEVERAGE RISK, PORTFOLIO TURNOVER RISK, RESTRICTED SECURITIES RISK, LIQUIDITY RISK, VALUATION RISK, INTEREST RATE RISK, BELOW INVESTMENT GRADE SECURITIES RISK, NON-DIVERSIFICATION RISK, MARKET DISRUPTION RISK, ANTI-TAKEOVER PROVISIONS RISK, MARKET DISCOUNT FROM NET ASSET VALUE RISK, INFLATION RISK, AND CERTAIN AFFILIATIONS RISK.